Exhibit 10.2
EXECUTION VERSION
STRICTLY CONFIDENTIAL

FIRST AMENDMENT TO
TERMINATION AND ASSET TRANSFER AGREEMENT
This FIRST AMENDMENT TO THE TERMINATION AND ASSET TRANSFER AGREEMENT (this “Amendment”) is entered into as of January 19, 2015 (the “Amendment Date”) by and between Novartis Pharma AG, a Swiss corporation (“Novartis”); Novartis International Pharmaceutical Ltd., a corporation organized and existing under the laws of Bermuda, for purposes of Article II, Section 4.1, Section 5.1(d) and Article X only of the Agreement (as defined below) (“NIP”); and Array BioPharma Inc., a Delaware corporation (“Array”).
WHEREAS, Array, Novartis and NIP are parties to that certain Termination and Asset Transfer Agreement, dated as of November 26, 2014 (the “Original Agreement” and as amended by this Amendment, the “Agreement”); and
WHEREAS, Array, Novartis and NIP desire to amend the Original Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Defined Terms. All capitalized terms used but not defined herein shall have the meanings specified in the Original Agreement.
2.    Amendments to the Original Agreement. The Original Agreement is hereby amended as follows:
(a)    Definitions.
(i)    Section 1.1 of the Original Agreement is hereby amended by adding the following definitions:
“EC Commitments” means the final commitments to the EC pursuant to CASE NO. COMP/M.7275 – NOVARTIS/GLAXOSMITHKLINE ONCOLOGY BUSINESS adopted by the EC as part of its decision declaring the GSK Transactions compatible with the European common market.
“Encorafenib Asset Transfer Agreement” means that certain Termination and Asset Transfer Agreement, dated as of the Amendment Date, by and between Novartis and Array.
“Encorafenib Ancillary Agreements” means the “Ancillary Agreements” as such term is defined in the Encorafenib Termination and Asset Transfer Agreement.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Losses” means, collectively, any and all damages, losses, Liabilities, claims, judgments, penalties, costs and expenses (including reasonable attorneys’ fees and litigation expenses); provided, however, that except to the extent (a) expressly provided otherwise in this Agreement or any Ancillary Agreement; or (b) any such damages are required to be paid to a Third Party as part of a claim for which a Party provides indemnification under Article IX, Losses shall not include (x) any punitive or incidental damages, or (y) any consequential, indirect, exemplary or special damages, lost profits, lost revenue or opportunity costs (including where calculated by using or taking into account any multiple of earnings, cash flow, revenue or other similar measure)[*].
[*]
(ii)    The definition of “Ancillary Agreements” in Section 1.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“Ancillary Agreements” means, collectively, the Bill of Sale, the Assumption Agreement, the Patent Assignment Agreement, the Cross License Agreement, the Transition Agreement, the Supply Agreement, the Standalone Clinical Trial Agreement, the Other Clinical Trial Agreement, the Columbus Trial Agreement, the Three-Way Clinical Trial Agreement and, except for purposes of Section 3.8 and 3.10, the Divestiture Commitment Agreement.
(iii)    The definition of “Commercialization or Commercialize” in Section 1.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“Commercialization” or “Commercialize” means to pursue Regulatory Approvals, market, promote, distribute, import, export, offer to sell and/or sell a product and/or conduct related commercialization activities, including activities relating to pursuit of Regulatory Approvals, marketing, promoting, distributing, importing, exporting, offering for sale or selling such product.
(b)    Knowledge Access. The Original Agreement is hereby amended by adding a new Section 2.3 which shall read as follows:
“2.3 Knowledge Access. As soon as practicable following the Amendment Date, subject to the confidentiality obligations set forth in Section 7.4, Novartis shall (and shall cause its Affiliates to) provide Array with copies of or reasonable access to all information, personnel, documentation, materials and other resources regarding Binimetinib and the Transferred Assets reasonably necessary or otherwise reasonably requested by Array, to (a) enable Array to effectively engage, negotiate with, and execute a collaboration and license agreement(s) (collectively, the “Alliance Agreement”) with a Third Party (as defined in the EC Commitments, the

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Suitable Partner”) governing the research, development, manufacture, sale, marketing, distribution and commercialization of Binimetinib and products containing Binimetinib in the EEA and in any jurisdictions where the applicable antitrust authorities have required that Array enter into such collaboration or license agreement; and (b) subject to customary and reasonable confidentiality and non-use arrangements, provide any potential Suitable Partner with reasonable diligence regarding the research, development, manufacture, sale, marketing, distribution and commercialization of Binimetinib and products containing Binimetinib in the EEA and such additional jurisdictions; provided, however that Array shall not be permitted to so execute an Alliance Agreement or so provide any potential Suitable Partner with any such diligence information that constitutes the Confidential Information of Novartis prior to the adoption of the EC Remedy Decisions.”
(c)    Effective Date. Section 3.2(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“The transfer of the Transferred Assets is contingent upon, and shall automatically become effective as of, the consummation of the GSK Transactions, or at such other earlier date or event as Novartis and Array may agree (the “Effective Date”). For the avoidance of doubt, the knowledge access rights and obligations set forth in Section 2.3 shall become effective immediately upon the Amendment Date (and prior to the Effective Date) notwithstanding that some of the information and documents provided pursuant to Section 2.3 may also constitute Transferred Assets.”
(d)    Conduct of Business. Section 5.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“Until the completion of the divestiture and return of Binimetinib and the Transferred Assets to Array pursuant to this Agreement and the Ancillary Agreements, Novartis will continue the Development and Commercialization of Binimetinib in the normal course of business and use its best efforts to maintain the viability and marketability of Binimetinib, the Transferred Assets, and the Novartis Pipeline Agents, and to prevent the destruction, deterioration, or impairment of Binimetinib, the Transferred Assets, and the Novartis Pipeline Agents. For the avoidance of doubt, this Section 5.1 shall in all respects be subject to oversight of the Trustee (as such term is defined in the Divestiture Commitment Agreement), including research activities and clinical trial activities and enrollment.”
(e)    Payment.
(i)    Section 5.4(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“(a) Within [*] following the Effective Date, Novartis will by wire transfer of immediately available funds pay to Array a payment of [*] (the “Upfront Payment”).”
(ii)    Section 5.4(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“(b) Within [*] following the Effective Date, Novartis will wire to Array [*] in immediately available funds as [*].
(f)    Efforts to Consummate; Antitrust Matters.
(i)    The Original Agreement is hereby amended by adding a new Section 7.1(d) which shall read as follows:
“(d)     The Parties shall use commercially reasonable efforts to persuade the FTC staff to forward its recommendation to the commissioners of the FTC to approve the divestiture to Array of the assets being transferred pursuant to this Agreement as soon as reasonably practicable.”
(ii)    The Original Agreement is hereby amended by adding a new Section 7.1(e) which shall read as follows:
“(e)     Notwithstanding any other provision of this Agreement or any Ancillary Agreement, in no event will Novartis or any Affiliate thereof be required to divest any right, title or interest in or to the products MekinistTM or Tafinlar®.”
(iii)    Permitted Disclosures. Section 7.4(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following
“Each Party may disclose Confidential Information of the other Party as follows: (i) to its Affiliates, subcontractors, Third Party licensors under an upstream license, and their respective officers, directors, members, employees, agents and outside advisors (each, a “Representative”) who reasonably need to know such information for exercising such Party’s rights or performing such Party’s obligations under this Agreement and the Ancillary Agreements; (ii) to the European Commission or any other Regulatory Authorities and/or their agents or trustees in connection with any review or other measures taken with respect to the GSK Transaction; (iii) to Regulatory Authorities to facilitate obtaining and maintaining the Regulatory Approvals for the conduct of clinical trials; (iv) to antitrust and competition law regulatory agencies and authorities in connection with the approval process for the Contemplated Transactions; (v) to any Third Party in connection with the potential sale or license of rights related to a compound (i.e., whether an Array Compound or a Novartis Compound) owned or controlled by such Party and (vi) to any Third Parties if required by Applicable

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Law, subject to Section 7.4(d). Prior to disclosing any Confidential Information of the other Party to any Representative or Third Party, the receiving Party will inform such Person of the proprietary nature of the Confidential Information and will require such Person to agree to be bound by obligations of confidentiality and non-use no less restrictive than the requirements of this Section 7.4. Each Party agrees to be responsible for any breach of these confidentiality obligations by its Representatives and any Third Parties to whom it discloses Confidential Information of the other Party. Either Party may disclose the existence of this Agreement and the terms and conditions hereof, without the prior written consent of the other Party, as may be required by Applicable Law (including the disclosure requirements of the United States Securities and Exchange Commission (“SEC”), NYSE or any other stock exchange or NASDAQ), in which case the Party seeking to disclose the information shall give the other Party reasonable advance notice and the right to review and comment on any such disclosure (including any proposed filing of this Agreement with the SEC or equivalent governing body outside of the United States) and shall seek confidential treatment of such Confidential Information to the extent possible under Applicable Law.”
(g)    Change of Product and Service Recipient. The Original Agreement is hereby amended by adding a new Section 7.9 which shall read as follows:
“Change of Product and Service Recipient. From and after the Effective Date, upon reasonable advance written notice from Array to Novartis, Novartis shall provide to Array’s designee (including the Suitable Partner) in lieu of to Array any or all of the access, information, documents, rights, deliverables, products and/or services to be provided from Novartis to Array under any of the Ancillary Agreements.”
(h)    Special, Indirect and Other Losses. Section 9.4 of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“Special, Indirect and Other Losses. EXCEPT TO THE EXTENT (A) EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR ANY ANCILLARY AGREEMENT; OR (B) ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER ARTICLE IX, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY (X) FOR ANY PUNITIVE OR INCIDENTAL DAMAGES, OR (Y) FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY OR SPECIAL DAMAGES, LOST PROFITS, LOST REVENUE OR OPPORTUNITY COSTS (INCLUDING WHERE CALCULATED BY USING OR TAKING INTO ACCOUNT ANY MULTIPLE OF EARNINGS, CASH FLOW, REVENUE OR OTHER SIMILAR MEASURE) [*].
(i)    Binding Effect; Assignment. Section 10.11 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Each Party agrees that its rights and obligations under this Agreement may not be transferred or assigned, directly or indirectly, to any Person without the prior written consent of the other Parties; provided, however, that each Party may transfer or assign this Agreement (a) to an Affiliate (for so long as such Person remains an Affiliate) or (b) to any Third Party that purchases or otherwise receives all or substantially all of the assets owned or controlled by such Party to which this Agreement relates (whether by merger, consolidation, stock sale, asset sale or otherwise); provided, further, that any assignment of this Agreement to any Person may not interfere, delay or undermine the implementation of the EC Commitments.”
3.    Automatic Termination. Notwithstanding any other provision of this Amendment, the Original Agreement or any Ancillary Agreement, upon the termination of the Encorafenib Asset Transfer Agreement pursuant to the terms and conditions set forth in Section 8.1 thereof, this Amendment (except for Sections 1, 2(e), 5, 6 and 7 (the “Surviving Provisions”)) shall automatically (and without any action of the Parties) terminate ab initio and be of no further force or effect. In the event of such termination, the terms and conditions of the Original Agreement shall survive and continue in full force and effect in accordance with the terms of the Original Agreement in all respects, in each case, without any amendment or modification by this Amendment, except that the Surviving Provisions of this Amendment shall remain effective and shall at all times before or after any such termination continue to amend and modify the Original Agreement.
4.    No Other Amendments or Waivers. Except as modified by this Amendment, the Original Agreement shall each remain in full force and effect, enforceable in accordance with its terms. Except as expressly set forth herein, this Amendment is not a consent to any waiver or modification of any other terms or conditions of the Original Agreement or any of the instruments or documents referred to in the Original Agreement and shall not prejudice any right or rights which the parties hereto may now or hereafter have under or in connection with the Original Agreement or any of the instruments or documents referred to therein.
5.    Governing Law. This Amendment (including any claim or controversy arising out of or relating to this Amendment) shall be governed by the law of the State of New York without regard to conflict of law principles that would result in the application of any Applicable Law other than the laws of the State of New York.
6.    Headings. The headings of the Sections of this Amendment are for reference purposes only, are not part of this Amendment, and shall not in any way affect the meaning or interpretation of this Amendment.
7.    Counterparts. This Amendment may be executed in one or more counterparts, and delivered by electronic or other means, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
[signature page follows]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

IN WITNESS WHEREOF, the undersigned parties have caused this First Amendment to the Termination and Asset Transfer Agreement to be executed by their respective duly authorized officers as of the date first above written.

ARRAY BIOPHARMA INC.		NOVARTIS PHARMA AG

By:	/s/ John R. Moore	By:	/s/Roy Papatheodorou
Name:	John R. Moore	Name:	Roy Papatheodorou
Title:	General Counsel	Title:	As Attorney

		By:	/s/ J H Emery
		Name:	J H Emery
		Title:	As Attorney

For purposes of Article II, Section 4.1,
Section 5.1 (d) and Article X only of the
Agreement:

NOVARTIS INTERNATIONAL
PHARMACEUTICAL LTD.

		By:	/s/ H.S. Zivi
		Name:	H.S. Zivi
		Title:	Deputy Chairman

		By:	/s/ Alison Dyer-Fagundo
		Name:	Alison Dyer-Fagundo
		Title:	Director

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.